Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
 (baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT TELSEY ADVISORY
GROUP'S 5TH ANNUAL SPRING CONSUMER
CONFERENCE

HOUSTON, TX, April 2, 2013 - Stage Stores, Inc. (NYSE: SSI) announced today that Michael Glazer, President and Chief Executive Officer, and Ed Record, Chief Operating Officer, will make a presentation at Telsey Advisory Group's 5th Annual Spring Consumer Conference on Tuesday, April 9, 2013, at 10:00 a.m. Eastern Time.  The conference is being held at The InterContinental Hotel New York Times Square in New York City.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts and then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will be using at the conference will be available for viewing in the Investor Relations section of the Company's website.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody's, Palais Royal, Peebles, Stage and Steele's names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 864 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

###